Exhibit 99.1

MasterBrand to Acquire Supreme Cabinetry Brands, a Manufacturer of Premier Cabinet Brands

Acquisition is strongly aligned with MasterBrand’s growth priorities, and channel and product strategy

Enhances MasterBrand’s product and brand portfolio, while meaningfully expanding dealer network, diversity of channel distribution, and delivery of consumer value and choice

Supreme Cabinetry Brands brings exceptional track record of growth and profitability; Companies share highly complementary cultures and commitment to superior customer experience

Significant cost synergies of $28 million expected by the end of year three; Expected to be accretive to adjusted diluted EPS1 within first full year after closing

Conference call scheduled for 8:00 a.m. ET today

BEACHWOOD, Ohio. —May 21, 2024— MasterBrand, Inc. (NYSE: MBC, the “Company,” or “MasterBrand”), through its subsidiary MasterBrand Cabinets LLC, has agreed to acquire Supreme Cabinetry Brands, Inc. (“Supreme”), a highly regarded cabinetry company, from GHK Capital Partners LP (“GHK”) for $520 million in cash. Pre-synergies, the purchase price represents a multiple of approximately 8.9x Supreme’s adjusted EBITDA1 for the twelve months ending March 31, 2024, inclusive of $25 million net present value of cash tax attributes being acquired in the transaction. Including anticipated annual run-rate cost synergies of $28 million, the purchase price multiple of adjusted EBITDA1 is approximately 5.9x.

Through the acquisition of Supreme, MasterBrand will reach more consumers, across an enhanced dealer network, with improved efficiency and effectiveness – unlocking meaningful value creation and greater opportunities for a superior customer and consumer experience. The transaction provides MasterBrand with a broadened portfolio of premium cabinetry in resilient and attractive categories of kitchen and bath. MasterBrand will have highly complementary and diversified channel distribution, and a strategically located facility footprint with ample capacity to support growth in any market condition. MasterBrand’s industry-leading distribution network, operational excellence, and established industry reputation will create opportunities to maximize the value of Supreme’s portfolio and further enhance Supreme’s exceptional customer service, category expertise, and value delivered to consumers.

“The addition of Supreme’s premium kitchen and bath cabinetry to our offering will enable MasterBrand to provide unmatched breadth and service to our customers and consumers, compelling opportunities for our combined teams, and value to our shareholders,” said Dave Banyard, President and Chief Executive Officer of MasterBrand. “Supreme’s complementary products will immediately expand MasterBrand’s portfolio and accelerate our strategy, while its nationwide dealer network will enhance our existing footprint and strengthen our ability to deliver high-quality, on-trend products. Importantly, MasterBrand and Supreme share complementary cultures grounded in a commitment to the customer and consumer experience. We look forward to welcoming the Supreme team and working alongside them to unlock the many opportunities presented by this acquisition and advance our purpose of building great experiences together.”

1 See "Non-GAAP Financial Measures" at the end of this press release for definitions of non-GAAP measures.

“We have long admired MasterBrand’s dedication to delivering for customers, and its commitment to operational excellence. We are excited to join the MasterBrand family,” said Tony Sugalski, Chief Executive Officer of Supreme. “We believe that combining our outstanding service level and craftsmanship with MasterBrand’s resources, scale, and shared commitment to high-quality production will deliver greater value to our customers and consumers.”

The acquisition is expected to deliver annual run-rate cost synergies of $28 million by the end of year three. These will come from areas including procurement, facility optimization, and overhead expenses. In addition to the cost synergies, MasterBrand anticipates commercial synergies across the companies’ complementary channels and product lines. The acquisition is expected to be accretive to adjusted diluted EPS1 within the first full year after closing.

Timing, Financing and Approvals
The closing of the acquisition is subject to customary closing conditions, including antitrust clearance in the United States, and is expected to be completed during the third quarter of 2024.

While MasterBrand intends to fund the transaction through cash on hand and existing credit facilities, the Company has also arranged an incremental debt commitment from JPMorgan Chase Bank, N.A. to ensure ample liquidity to support its ongoing capital allocation priorities.

MasterBrand anticipates its pro forma net debt to adjusted EBITDA1 will be approximately 2.4 – 2.6x as of the expected closing date of the transaction. MasterBrand plans to utilize the strong free cash flow generation of the combined organization to reduce this ratio back to its target range of under 2.0x within two years post-close.

Advisors
Rothschild & Co is acting as MasterBrand’s exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as MasterBrand’s legal counsel on the transaction.

Conference Call
The Company will hold a live conference call and webcast at 8:00 a.m. ET today to discuss the transaction. Telephone access to the live call will be available at (877) 407-4019 (U.S.) or by dialing (201) 689-8337 (international). The live audio webcast can be accessed on the “Investors” section of the MasterBrand website at www.masterbrand.com.

A telephone replay will be available approximately three hours following completion of the call through June 4, 2024. To access the replay, please dial (877) 660-6853 (U.S.) or (201) 612-7415 (international). The replay passcode is 13746779. An archived webcast of the conference call will also be available on the "Investors" page of the Company's website.

Non-GAAP Financial Measures
To supplement the financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this Press Release, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies.

We use EBITDA, adjusted EBITDA, adjusted diluted earnings per share (“adjusted diluted EPS”), net debt, net debt to adjusted EBITDA, which are all non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. Adjusted diluted EPS is a measure of our diluted earnings per share excluding non-operational results and special items, including transaction related costs. These non-GAAP measures are useful to investors as they are representative of our core operations and are used in the management of our business, including decisions concerning the allocation of resources and assessment of performance.

Net debt is defined as total balance sheet debt less cash and cash equivalents. We believe this measure is useful to investors as it provides a measure to compare debt less cash and cash equivalents across periods on a consistent basis. Net debt to adjusted EBITDA is calculated by dividing net debt by the trailing twelve months adjusted EBITDA. Net debt to adjusted EBITDA, or net leverage, is used by management to assess our financial leverage and ability to service our debt obligations.

About MasterBrand
MasterBrand, Inc. (NYSE: MBC) is the largest manufacturer of residential cabinets in North America and offers a comprehensive portfolio of leading residential cabinetry products for the kitchen, bathroom and other parts of the home. MasterBrand products are available in a wide variety of designs, finishes and styles and span the most attractive categories of the cabinets market: stock, semi-custom and premium cabinetry. These products are delivered through an industry-leading distribution network of over 4,400 dealers, major retailers and builders. MasterBrand employs over 12,000 associates across more than 20 manufacturing facilities and offices. Additional information can be found at www.masterbrand.com.

About Supreme Cabinetry Brands
Supreme Cabinetry Brands, Inc. is one of the largest manufacturers of residential cabinetry in America with a beautiful portfolio of product lines significantly focused on the premium cabinetry segment. With manufacturing facilities located in Minnesota, Iowa and North Carolina, Supreme Cabinetry Brands, with its two iconic brands, Dura Supreme and Bertch cabinetry, craft framed and frameless cabinetry for a nationwide network of dealers. For more information, www.supremecabinetrybrands.com.

About GHK Capital Partners LP
GHK is a leading middle-market private equity firm focused on making control investments in industrial companies across North America. For more information about GHK, please visit www.ghk.com

Forward-Looking Statements
Certain statements contained in this Press Release, other than purely historical information, including, but not limited to estimates, projections, statements relating to our business plans objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements.
These factors include those listed under “Risk Factors” in Part I, Item 1A of our Form 10-K for the fiscal year ended December 31, 2023, and other filings with the SEC.

The forward-looking statements included in this document are made as of the date of this Press Release and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this Press Release.

Some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements include:

o	Our ability to develop and expand our business;
o	Our ability to develop new products or respond to changing consumer preferences and purchasing practices;
o	Our anticipated financial resources and capital spending;
o	Our ability to manage costs;
o	Our ability to effectively manage manufacturing operations, and capacity or an inability to maintain the quality of our products;
o	The impact of our dependence on third parties to source raw materials and our ability to obtain raw materials in a timely manner or fluctuations in raw material costs;
o	Our ability to accurately price our products;
o	Our projections of future performance, including future revenues, capital expenditures, gross margins, and cash flows;
o	The effects of competition and consolidation of competitors in our industry;
o	Costs of complying with evolving tax and other regulatory requirements and the effect of actual or alleged violations of tax, environmental or other laws;
o	The effect of climate change and unpredictable seasonal and weather factors;
o	Conditions in the housing market in the United States and Canada;
o	The expected strength of our existing customers and consumers and any loss or reduction in business from one or more of our key customers or increased buying power of large customers;
o	Information systems interruptions or intrusions or the unauthorized release of confidential information concerning customers, employees, or other third parties;
o	Worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis;
o	The effects of a public health crisis or other unexpected event;
o	Changes in the anticipated timing for closing the potential transaction;
o	Delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transaction;

o	The outcome of any legal proceedings that may be instituted against the Company or Supreme Cabinetry Brands following the announcement of the transaction;
o	The inability to complete the transaction;
o
The inability to recognize the anticipated benefits of the transaction, including synergies, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

o	Business disruption during the pendency of or following the potential transaction;
o	Diversion of management time on transaction-related issues;
o	The reaction of customers and other persons to the potential transaction; and
o	Other statements contained in this Press Release regarding items that are not historical facts or that involve predictions.

Investor Relations:
Investorrelations@masterbrand.com

Media Contact:
Media@masterbrand.com

Source: MasterBrand, Inc.